Exhibit 23.4

       CONSENT OF MFA RISK SERVICES, LLC

We consent to the incorporation by reference into the Registration Statement on Form S-8 filed by TechTarget, Inc. pertaining to the 1999 Stock Option Plan and the 2007 Stock Option and Incentive Plan of the reference to our firm from the Registration Statement on Form S-1 (No. 333-140503) filed by TechTarget, Inc.

/s/  MFA RISK SERVICES, LLC
North Andover, Massachusetts
August 24, 2007